(EXHIBITS TO BE FILED BY EDGAR)

               Exhibits:


               3-C            -    Certificate  of  Incorporation  of  Met-Ed
                                   Preferred Capital, Inc.

               3-E            -    Certificate of Limited Partnership of Met-
                                   Ed Capital.

               3-F            -    Form of Limited  Partnership Agreement  of
                                   Met-Ed Capital.

               3-G            -    Form  of  Amended  and   Restated  Limited
                                   Partnership Agreement of Met-Ed Capital.

               3-H            -    Form of Action Creating Series A Preferred
                                   Securities.

               4-D            -    Form of Payment and Guarantee Agreement.

               12-A           -    Statement Showing Computation of  Ratio of
                                   Earnings  to  Fixed Charges  and Statement
                                   Showing Computation of Ratio of Earnings to Combined Fixed Charges and Preferred
                                   Stock Dividends.

               23-E           -    Consent of Coopers & Lybrand.

               25             -    Statement of Eligibility of  Trustee under
                                   the Trust Indenture Act of 1939.
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